Exhibit 99.1

HOOKIPA Pharma Announces $21.25 Million Equity Investment from Gilead Sciences

•	Gilead purchased 15 million newly issued shares of common stock at a price of $1.4167 per share

•	Following the close of the transaction on December 20, 2023, Gilead holds 19.4% of HOOKIPA’s outstanding shares of common stock

•	Equity investment is to advance the Gilead-partnered HIV therapeutic program through Phase 1; trial expected to commence in the first half of 2024

NEW YORK and VIENNA, December 21, 2023 - HOOKIPA Pharma Inc. (NASDAQ: HOOK, ‘HOOKIPA’), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced that Gilead Sciences (‘Gilead’) has purchased 15 million shares of HOOKIPA’s common stock for approximately $21.25 million, at a price of $1.4167 per share.

In addition, HOOKIPA has the right, subject to certain terms and conditions, to sell an additional approximately $8.75 million of common stock to Gilead as pro-rata participation in potential future equity raises. The agreement with Gilead replaces the stock purchase agreement that Hookipa entered into with Gilead in 2022.

“We have a tremendous partnership with Gilead, who have been incredible believers in our arenavirus platform since our initial collaboration and license agreement began more than five years ago,” said Joern Aldag, Chief Executive Officer at HOOKIPA. “Together, we have made meaningful progress to find a potential functional cure for HIV. Most recently, we received clearance from the U.S. Food and Drug Administration of our Investigational New Drug application for HB-500 and are excited to begin our Phase 1 trial in the first half of next year. We are excited to continue our relationship with Gilead, and we are collectively optimistic about the potential of our partnership to benefit patients.”

The transaction closed on December 20, 2023. Following the completion of the stock purchase, Gilead’s ownership in HOOKIPA increased to 18,759,465 shares, or approximately 19.4% of HOOKIPA’s outstanding shares of Common Stock.

HB-500 is an alternating, 2-vector arenaviral therapeutic vaccine that is being evaluated as part of a potential curative regimen for HIV. One vector is based on lymphocytic choriomeningitis virus (LCMV) as its arenaviral backbone; another vector is based on Pichinde virus (PICV). Both encode the same HIV antigens. The alternating 2-vector approach is designed to further focus the immune response against the target antigen.

HB-500 is one of two separate development programs in HOOKIPA’s collaboration and license agreement with Gilead. HOOKIPA is responsible for advancing the HIV program through the completion of a Phase 1b clinical trial. Gilead has the exclusive right to assume further development of the program thereafter.

For further details, refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the ‘SEC’) on December 21, 2023.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the shares of common stock described above under the resale registration statement will only be by means of a prospectus.

About HIV

HIV is one of the world’s most formidable public health challenges. It is estimated there are more than 38 million people living with HIV worldwide. The virus infects and kills immune cells, and without effective ongoing treatment leaves the individual increasingly immunocompromised over time. While effective treatments have significantly extended the lives of people living with HIV and reduced the transmission of the virus, there is no cure for HIV or AIDS.

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, which are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly owned investigational arenaviral immunotherapies targeting Human Papillomavirus 16-positive cancers, prostate cancers, and other undisclosed programs. HOOKIPA is collaborating with Roche on an arenaviral immunotherapeutic for KRAS-mutated cancers. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Find out more about HOOKIPA online at www.hookipapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by HOOKIPA regarding: the intended use of proceeds from the investments and planned commencement of the HB-500 Phase 1 clinical trial. Forward-looking statements can be identified by terms such as “will,” “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. Such forward-looking statements involve substantial risks and uncertainties that could cause HOOKIPA’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including HOOKIPA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, HOOKIPA’s ability to successfully establish, protect and defend its intellectual property, risks relating to business interruptions resulting from public health crises, the impact of public health crises on the enrollment of patients and timing of clinical results, and other matters that could affect the sufficiency of existing cash to fund operations. HOOKIPA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see HOOKIPA’s annual report on Form 10-K for the period ended December 31, 2022, quarterly report on Form 10-Q for the quarter ended September 30, 2023 and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov and HOOKIPA’s website at www.hookipapharma.com. In addition, any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. HOOKIPA explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Availability of Other Information About HOOKIPA

Investors and others should note that we announce material financial information to our investors using our investor relations website (https://ir.hookipapharma.com/), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed on our investor relations website.

For further information, please contact:

Investors

Michael Kaiser, Investor Relations

michael.kaiser@hookipapharma.com

+ 1 (917) 984 7537